CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund (the sole fund contained in the John Hancock California Tax-Free Income Fund) in the John Hancock Tax-Free Income funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock California Tax-Free Income Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 25 to Registration Statement (Form N-1A, No. 33-31675) of our report dated October 4, 2002 on the financial statements and financial highlights in the Annual Report to the Shareholders of John Hancock California Tax-Free Income Fund for the year ended August 31, 2002.





                                                            /s/ERNST & YOUNG LLP
                                                            --------------------



Boston, Massachusetts
December 23, 2003